                                                                   Exhibit 99(b)




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 11-K

              (X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                  FOR THE FISCAL YEAR ENDED JANUARY 31, 1994

                                      OR

           ( )  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                       Commission file number   1-6959


                           _______________________

                            MND HOSPITALITY, INC.
                           THRIFT AND SAVINGS PLAN
                           _______________________


                     MITCHELL ENERGY & DEVELOPMENT CORP.
           (Name of issuer of securities held pursuant to the Plan)


               P. O. Box 4000, The Woodlands, Texas 77387-4000
          (Address of Plan and principal executive office of issuer)

                             MND Hospitality, Inc.
                            Thrift and Savings Plan


                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                   Page
                                                                                                   ----
Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

Statement of Net Assets Available for Plan Benefits
   January 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
   January 31, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

Statement of Changes in Net Assets Available for
   Plan Benefits for the Year Ended
     January 31, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
     January 31, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

Notes to Financial Statements--January 31, 1994 and 1993  . . . . . . . . . . . . . . . . . . .      7

Schedule I--Schedule of Assets Held for
   Investment Purposes--January 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . .     11

Schedule II--Schedule of Reportable Transactions
   for the Year Ended January 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Administrative Committee of the
   MND Hospitality, Inc. Thrift and Savings Plan:


      We have audited the accompanying statements of net assets available for plan benefits of the MND Hospitality, Inc. Thrift and Savings Plan as of January 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of Mitchell Energy & Development Corp.'s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MND Hospitality, Inc. Thrift and Savings Plan as of January 31, 1994 and 1993, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of January 31, 1994 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

     As explained in note (d) to the schedule of reportable transactions, information certified by Merrill Lynch Trust Company of Somerset, New Jersey, does not include certain information required to be disclosed by the Department of Labor's Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974.



                                        ARTHUR ANDERSEN & CO.

Houston, Texas
June 17, 1994

                            MND Hospitality, Inc.
                           Thrift and Savings Plan

             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               JANUARY 31, 1994



                                                                                  Mutual Funds
                                                                 ----------------------------------------------
                                            MEDC                         Merrill             Merrill
                                           Common       Fixed             Lynch    Merrill    Lynch       New
                                           Stock       Income     AIM     Basic     Lynch     Global     York     Loan
                                            Fund        Fund     Value    Value    Capital  Allocation  Venture   Fund      Total
                                          --------   ----------  -----   -------   -------  ----------  ------- --------  ----------
ASSETS
Investments (at fair values)
  MEDC Common Stock
     Class A  . . . . . . . . . . . . . . $203,363   $      -     $ -    $    -    $    -     $  -       $ -    $    -    $  203,363
     Class B  . . . . . . . . . . . . . .  228,814          -       -         -         -        -         -         -       228,814
  Merrill Lynch Retirement
     Preservation Trust   . . . . . . . .      -      1,259,229     -         -         -        -         -         -     1,259,229
  Group annuity contracts
     Allstate Insurance Company   . . . .      -        197,241     -         -         -        -         -         -       197,241
     Southwestern Life
       Insurance Company  . . . . . . . .      -        160,221     -         -         -        -         -         -       160,221
  Mutual Funds  . . . . . . . . . . . . .      -            -      373    161,303   297,371    4,761      342        -       464,150
  Participant Loans . . . . . . . . . . .      -            -       -         -         -        -         -     123,160     123,160
  Merrill Lynch CMA Money Fund  . . . . .      399        1,003     -      13,068         9      -         -         -        14,479
                                          --------   ----------   ----   --------  --------   ------     ----   --------  ----------
     Total assets   . . . . . . . . . . .  432,576    1,617,694    373    174,371   297,380    4,761      342    123,160   2,650,657


LIABILITIES . . . . . . . . . . . . . . .      -            -       -         -         -        -         -         -           -
                                          --------   ----------   ----   --------  --------   ------     ----   --------  ----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS. . $432,576   $1,617,694   $373   $174,371  $297,380   $4,761     $342   $123,160  $2,650,657
                                          --------   ----------   ----   --------  --------   ------     ----   --------  ----------
                                          --------   ----------   ----   --------  --------   ------     ----   --------  ----------


__________________________________
The accompanying notes are an integral part of this statement.

                            MND Hospitality, Inc.
                           Thrift and Savings Plan

             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               JANUARY 31, 1993



                                                                       Mutual Funds
                                                                 ------------------------
                                         MEDC                      Merrill
                                        Common         Fixed        Lynch        Merrill
                                         Stock        Income        Basic         Lynch        Loan
                                         Fund          Fund         Value        Capital       Fund        Total
                                      ----------   ------------  ----------    ----------    ---------  ------------
ASSETS
Investments (at fair values)
  MEDC Common Stock
     Class A  . . . . . . . . . . . . $  149,546   $        -    $      -      $      -      $     -    $    149,546
     Class B  . . . . . . . . . . . .    143,808            -           -             -            -         143,808
  Merrill Lynch Retirement
     Preservation Trust   . . . . . .        -          932,839         -             -            -         932,839
  Group annuity contracts
     Allstate Insurance Company   . .        -          179,390         -             -            -         179,390
     Southwestern Life
        Insurance Company . . . . . .        -          147,170         -             -            -         147,170
     Pan American Life
        Insurance Company . . . . . .        -          137,009         -             -            -         137,009
  Mutual Funds  . . . . . . . . . . .        -              -       148,279       207,158          -         355,437
  Participant Loans . . . . . . . . .        -              -           -                       90,846        90,846
  Merrill Lynch CMA Money Fund  . . .      2,874          1,848         -             -            -           4,722
                                      ----------   ------------  ----------    ----------    ---------  ------------
                                         296,228      1,398,256     148,279       207,158       90,846     2,140,767
Cash  . . . . . . . . . . . . . . . .        -              399         557           544         -            1,500
                                      ----------   ------------  ----------    ----------    ---------  ------------

     Total assets   . . . . . . . . .    296,228      1,398,655     148,836       207,702      90,846      2,142,267
                                      ----------   ------------  ----------    ----------    ---------  ------------


LIABILITIES
Due to Trustee  . . . . . . . . . . .      1,875            -           -             -           -            1,875
Due to (from) other funds . . . . . .        341           (341)        -             -           -              -
                                      ----------   ------------  ----------    ----------    ---------  ------------
     Total liabilities  . . . . . . .      2,216           (341)        -             -           -            1,875
                                      ----------   ------------  ----------    ----------    ---------  ------------

NET ASSETS AVAILABLE FOR
  PLAN BENEFITS . . . . . . . . . . . $  294,012   $  1,398,996  $  148,836    $  207,702    $  90,846  $  2,140,392
                                      ----------   ------------  ----------    ----------    ---------  ------------
                                      ----------   ------------  ----------    ----------    ---------  ------------

__________________________________
The accompanying notes are an integral part of this statement.

                            MND Hospitality, Inc.
                           Thrift and Savings Plan

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     FOR THE YEAR ENDED JANUARY 31, 1994



                                                            Mutual Funds
                                     -------------------------------------------------------
                                       MEDC                             Merrill
                                      Common         Fixed               Lynch      Merrill
                                       Stock        Income      AIM      Basic       Lynch
                                       Fund          Fund      Value     Value      Capital
                                     ---------    ----------   -----    --------    --------
Investment income
  Interest income  . . . . . . . . . $     343    $  104,379    $ -     $     -     $     -
  Mutual fund distributions  . . . .        -             -       -        8,705      16,752
  Cash dividends . . . . . . . . . .     9,262            -       -           -           -
                                     ---------    ----------    ----    --------    --------
                                         9,605       104,379      -        8,705      16,752
Realized and unrealized
  appreciation of investments  . . .    88,861            -       20      18,322      17,866

Contributions
  Members  . . . . . . . . . . . . .    66,348       223,814     249      22,458      47,893
  Employer   . . . . . . . . . . . .    29,248       145,245     104      10,811      24,373
  Forfeitures utilized . . . . . . .    (1,968)       (9,328)     -         (539)     (1,982)

Notes receivable from members
  New loans made . . . . . . . . . .   (10,800)      (79,098)             (3,400)     (6,750)
  Principal payments received  . . .     6,672        39,608      -        4,242       6,659

Distributions to
  withdrawing members  . . . . . . .   (21,822)     (187,014)     -      (51,127)    (25,955)

Transfers to Mitchell Energy &
  Development Corp. Thrift and
  Savings Plan . . . . . . . . . . . .      -             -       -       (8,457)    (16,563)

Interfund transfers  . . . . . . . .   (27,580)      (18,908)     -       24,520      27,385
                                     ---------    ----------    ----    --------    --------
Increase in net assets . . . . . . .   138,564       218,698     373      25,535      89,678

Net assets available for plan
  benefits, beginning of year  . . .   294,012     1,398,996      -      148,836     207,702
                                     ---------    ----------    ----    --------    --------
Net assets available for plan
  benefits, end of year  . . . . . . $432,576     $1,617,694    $373    $174,371    $297,380
                                     ---------    ----------    ----    --------    --------
                                     ---------    ----------    ----    --------    --------







































                                            Mutual Funds
                                        ----------------------
                                         Merrill
                                          Lynch         New
                                          Global        York      Loan
                                        Allocation     Venture    Fund         Total
                                        ----------     -------   --------    ----------
Investment income
  Interest income  . . . . . . . . .     $   -          $  -     $  8,547    $  113,269
  Mutual fund distributions  . . . .        120            -           -         25,577
  Cash dividends . . . . . . . . . .         -             -           -          9,262
                                         ------         -----    --------    ----------
                                            120            -        8,547       148,108
Realized and unrealized
  appreciation of investments . . .          84            16          -        125,169

Contributions
  Members . . . . . . . . . . . . .         874           236          -        361,872
  Employer  . . . . . . . . . . . .         478            90          -        210,349
  Forfeitures utilized  . . . . . .          -             -           -        (13,817)

Notes receivable from members
  New loans made  . . . . . . . . .          -             -      100,048            -
  Principal payments received . . .          75            -      (57,256)           -

Distributions to
  withdrawing members . . . . . . .          -             -      (10,478)     (296,396)

Transfers to Mitchell Energy &
  Development Corp. Thrift and
  Savings Plan  . . . . . . . . . . .        -             -           -        (25,020)

Interfund transfers . . . . . . . .       3,130            -       (8,547)           -
                                         ------          ----    --------    ----------
Increase in net assets  . . . . . .       4,761           342      32,314       510,265

Net assets available for plan
  benefits, beginning of year . . .          -             -       90,846     2,140,392
                                         ------          ----    --------    ----------
Net assets available for plan
  benefits, end of year . . . . . .      $4,761          $342    $123,160    $2,650,657
                                         ------          ----    --------    ----------
                                         ------          ----    --------    ----------

__________________________________
The accompanying notes are an integral part of this statement.

                           MND Hospitality, Inc.
                          Thrift and Savings Plan

       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                    FOR THE YEAR ENDED JANUARY 31, 1993


                                                                                 Mutual Funds
                                                                           -------------------------
                                                MEDC                       Merrill
                                               Common        Fixed          Lynch           Merrill
                                               Stock        Income          Basic            Lynch          Loan
                                                Fund         Fund           Value           Capital         Fund         Total
                                             ---------    ----------       --------         --------      --------     ----------
Investment income
 Interest income. . . . . . . . . . . . . .  $     -      $  103,868       $    -          $    -        $  7,414      $  111,282
 Mutual fund distributions and other  . . .       211            196          6,518          12,544           -            19,469
 Cash dividends . . . . . . . . . . . . . .     7,054            -              -               -             -             7,054
                                             --------     ----------       --------        --------      --------      ----------
                                                7,265        104,064          6,518          12,544         7,414         137,805
Realized and unrealized appreciation
 (depreciation) of investments  . . . . . .    26,470            -           13,642            (143)          -            39,969

Contributions
 Members  . . . . . . . . . . . . . . . . .    44,189        198,536         22,610          38,808           -           304,143
 Employer . . . . . . . . . . . . . . . . .    22,808        133,728         12,521          22,186           -           191,243
 Forfeitures utilized . . . . . . . . . . .    (2,561)        (9,466)          (322)           (842)          -           (13,191)

Notes receivable from members
 New loans made . . . . . . . . . . . . . .    (5,970)       (55,430)        (8,600)         (6,700)       76,700             -
 Principal payments received  . . . . . . .     6,236         27,844          3,368           5,225       (42,673)            -

Distributions to
 withdrawing members  . . . . . . . . . . .   (14,566)      (337,011)       (14,112)        (17,133)      (11,508)       (394,330)

Transfers to Mitchell Energy & Develop-
 ment Corp. Thrift and Savings Plan . . . .        -          (5,800)           -               -             -            (5,800)

Interfund transfers . . . . . . . . . . . .   (23,947)        42,245         (5,974)         (4,910)       (7,414)            -
                                             --------     ----------       --------        --------      --------      ----------
Increase in net assets. . . . . . . . . . .    59,924         98,710         29,651          49,035        22,519         259,839

Net assets available for plan benefits,
 beginning of year  . . . . . . . . . . . .   234,088      1,300,286        119,185         158,667        68,327       1,880,553
                                             --------     ----------       --------        --------      --------      ----------
Net assets available for plan benefits,
 end of year. . . . . . . . . . . . . . . .  $294,012     $1,398,996       $148,836        $207,702      $ 90,846      $2,140,392
                                             --------     ----------       --------        --------      --------      ----------
                                             --------     ----------       --------        --------      --------      ----------


__________________________________
The accompanying notes are an integral part of this statement.

                             MND Hospitality, Inc.
                            Thrift and Savings Plan

                         NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1994 AND 1993



(1) SUMMARY OF THE PLAN
    GENERAL
    Mitchell Energy & Development Corp. (the Company), a large independent oil and gas company in the United States and a leading real estate developer in the Houston-Galveston area, also engages in certain hospitality industry activities. The Company's hospitality industry employees are employed by a separate subsidiary, MND Hospitality, Inc. The MND Hospitality, Inc. Thrift and Savings Plan (the Plan) was adopted to encourage hospitality industry employees to provide additional security for their retirement. All employees of MND Hospitality, Inc. (the Employer) are eligible to become members of the Plan on the first of the month following their completion of a one-month eligibility period. Members should refer to the Plan document for a complete description of the Plan's provisions.

    AMENDMENTS TO THE PLAN
    On June 24, 1992, stockholders of the Company approved a reclassification of its common stock into two new classes, designated Class A and Class B, both of which are traded on the New York Stock Exchange.
The Plan was amended during fiscal 1993 to require that any investment in MEDC common stock, whether as a contribution or as a transfer from another investment fund, be made in an equal number of shares of each class. A member may, however, direct the disposition of some or all of only a single class of common stock.

    ADMINISTRATION
    The Plan is administered by an administrative committee consisting of six persons appointed by the Board of Directors of the Company. The committee has broad responsibilities regarding the supervision and administration of the Plan. Members of the committee receive no compensation for their services, and all administrative expenses have been paid by the Company. Should the Company choose not to pay such expenses in the future, however, they would be paid by the Plan and charged to the members' accounts.

    TRUSTEE
    Plan investments are held by Merrill Lynch Trust Company of Somerset, New Jersey (Trustee), as trustee of the Plan. The Trustee receives contributions, makes payments to members in accordance with the terms of the Plan and has investment management authority where investment discretion is placed with the Trustee.

    BASIS OF ACCOUNTING
    The records of the Plan are maintained on the accrual basis of accounting for financial reporting purposes. For financial statement purposes, Plan investments are carried at fair values which are determined based upon published market quotations or contract values supplied by the Trustee or applicable insurance company for all investments other then participant loans.

    CONTRIBUTIONS AND INVESTMENT OPTIONS
    Members may elect, with certain limitations, to reduce their compensation by instructing the Employer to contribute from 1% to 15% of their base salary to the Plan on a pretax basis. Amounts so deferred, as limited by applicable Federal income tax regulations, are not included in a member's adjusted gross income for Federal income tax purposes in the year the income is deferred and contributed to the Plan.

    Members are also allowed to make after-tax contributions to the Plan. The total of a member's pretax and after-tax contributions may not exceed 15% of base salary. After-tax contributions are included in the member's adjusted gross income for Federal income tax purposes in the year the income is earned and contributed to the Plan.

    For members who have completed less than five years of vesting service, the Employer contributes an amount equal to 50% of a member's contributions, up to 6% of base salary. For members with five or more years of vesting service, Employer contributions are equal to 100% of a member's contributions, up to 6% of base salary.

    Members may direct the Trustee to invest their contributions in one or more of the investment funds listed below. The number of participants (some of whom participate in more than one fund) in each investment fund at January 31, 1994 and 1993 and the investment objectives of the various funds are as follows:

                              1994    1993                Investment Objectives
                              ----    ----      ------------------------------------------
MEDC Common Stock Fund         116     106      Invest in stock of MEDC

Fixed Income Fund              248     270      Income investments, consisting of
                                                guaranteed investment contracts; U.S.
                                                government securities and money market
                                                securities.
Mutual Funds
 AIM Value Fund                  8      -       Capital appreciation, invests primarily
                                                in equity securities.

 Franklin Income Fund           -       -       Income, invests in equity and debt
                                                securities and cash or cash equivalents.

 Merrill Lynch Basic            80      65      Capital appreciation, invests primarily
   Value Fund, Inc.                             in equity securities.

 Merrill Lynch                  96      81      Income and capital appreciation, invests
   Capital Fund, Inc.                           in equity, debt and convertible securities.

 Merrill Lynch Global           13      -       Income and capital appreciation, invests
   Allocation Fund, Inc.                        in United States and foreign equity, debt
                                                and money market securities.

 New York Venture Fund, Inc.     9      -       Capital appreciation, invests in equity
                                                and convertible securities.

 Oppenheimer Main Street        -       -       Income and capital appreciation, invests
   Income and Growth                            in equity and debt securities.

 Transamerica Special           -       -       Capital appreciation, invests in equity
   Emerging Growth Fund                         securities of rapidly growing small
                                                and medium sized companies.

    VESTING
    A member becomes vested in the Employer's matching contributions upon completing five years of vesting service. A year of vesting service is defined as the completion of 365 days of service. Where applicable, vesting service includes applicable periods of service to the Company prior to the establishment of the Plan.

    FORFEITURES
    When a member who has not yet vested terminates employment, the value of his/her share of Employer contributions is forfeited and used to reduce future Employer contributions. If the member is re-employed before completing a break in service, as defined by the Plan, Employer contributions will be reinstated upon the member's reinvestment of applicable amounts in the Plan.

    DISTRIBUTIONS, WITHDRAWALS AND LOANS
    A withdrawing member is entitled to receive the value of his/her contributions and, upon retirement, death, permanent disability or termination after having completed five years of vesting service, is also entitled to receive 100% of the value of applicable Employer contributions.

    Distributions of member account balances invested in MEDC Common Stock Fund are made in kind with fractional shares paid in cash. Distributions from the other investment funds are paid in cash. A member may request a cash distribution from the MEDC Common Stock Fund in lieu of stock, subject to procedures established by the administrative committee.

    Section 1.401(k)-1 of the Internal Revenue Code restricts the withdrawals that members may make from their pretax contributions. Such withdrawals are limited to instances of a member's death, retirement, disability, separation from service, attainment of age 59-1/2 or conditions of severe hardship.

    The Plan prescribes that members who make withdrawals of earnings, as defined by the Plan, will not be permitted to make contributions to the Plan during a six-month suspension period following the withdrawal. No such suspension period is applicable to withdrawals of member contributions or approved, severe-hardship withdrawals. Member account balances pledged to secure loans may not be withdrawn from the Plan.

    Withdrawals may be made on the first day of each month, but only once during a twelve-month period. Fund balances arising from a member's rollover of balances from other plans may be withdrawn at any time without penalty.

    Amounts payable to terminated and withdrawing members totaled $1,829 at January 31, 1993. No such amounts were payable at January 31, 1994.

    The administrative committee may direct the Trustee to make loans. Members are eligible to borrow 50% of the vested value of their total Plan investments with a minimum loan of $1,000 and a maximum loan of $50,000. All loans are evidenced by notes, which are secured by the member's account and bear interest at rates established by the administrative committee.

    Notes receivable from members are reported as an asset of the Loan Fund and payments received, including interest, are transferred to the investment funds based on the member's current contribution election.

    TERMINATION
    The Employer can terminate the Plan at its option. If the Plan is terminated, and after all expenses are paid, any unallocated contributions, forfeitures, income and expenses will be allocated among the members' accounts. All members will then be fully vested and will be entitled to receive all amounts then credited to their accounts.


(2) FEDERAL INCOME TAX STATUS
    The Plan obtained its latest determination letter on October 5, 1992, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. Although the Plan has been amended since that letter, these amendments were technical in nature and management and in-house legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code and was tax exempt as of January 31, 1994 and 1993.

                                                              SCHEDULE I
                             MND Hospitality, Inc.
                            Thrift and Savings Plan

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                JANUARY 31, 1994



                                                                                                   Fair
                                                                                      Cost         Value
                                                                                   ----------    -----------
Mitchell Energy & Development Corp. (a)
 Class A Common Stock (9,570 shares) . . . . . . . . . . . . . . . . . . . . .     $  175,952    $  203,363
 Class B Common Stock (10,581 shares) . . . . . . . . . . . . . . . . . . . . .       189,193       228,814
                                                                                   ----------    ----------
                                                                                      365,145       432,177
                                                                                   ----------    ----------
Merrill Lynch Retirement Preservation Trust (a)(b)(c) . . . . . . . . . . . . .     1,259,229     1,259,229
Group annuity contracts
 Allstate Insurance Company (9.35%) (b) . . . . . . . . . . . . . . . . . . . .       197,241       197,241
 Southwestern Life Insurance Company (8.84%) (b)  . . . . . . . . . . . . . . .       160,221       160,221
                                                                                   ----------    ----------
                                                                                    1,616,691     1,616,691
                                                                                   ----------    ----------
Mutual Funds
 AIM Value Fund (17 units) . . . . . . . . . . . . . . . . . . . . .  . . . . .           353           373
 Merrill Lynch Basic Value Fund, Inc. (6,638 units) . . . . . . . . . . . . . .       139,588       161,303
 Merrill Lynch Capital Fund, Inc. (10,233 units)  . . . . . . . . . . . . . . .       269,540       297,371
 Merrill Lynch Global Allocation Fund, Inc. (348 units) . . . . . . . . . . . .         4,677         4,761
 New York Venture Fund, Inc. (27 units) . . . . . . . . . . . . . . . . . . . .           326           342
                                                                                   ----------    ----------
                                                                                      414,484       464,150
                                                                                   ----------    ----------
Participant Loans, at interest rates ranging from 8% to 13% . . . . . . . . . .       123,160       123,160
                                                                                   ----------    ----------
Merrill Lynch CMA Money Fund  . . . . . . . . . . . . . . . . . . . . . . . . .        14,479        14,479
                                                                                   ----------    ----------
                                                                                   $2,533,959    $2,650,657
                                                                                   ----------    ----------
                                                                                   ----------    ----------

_______________________________
(a) Party-in-interest to the Plan.
(b) Unit value of $1.00.
(c) The average yield for this trust was approximately
    7.04% during the year ended January 31, 1994.

                                                              SCHEDULE II

                             MND Hospitality, Inc.
                            Thrift and Savings Plan

                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED JANUARY 31, 1994(d)



                                                    Purchases (a)                             Sales (a)(b)
                                                ---------------------       ---------------------------------------------------
                                                 Number        Total         Number        Total          Total Cost
                                                of Trans-    Purchase       of Trans-     Selling         of Assets        Net
                                                actions        Price        actions        Price           Sold (c)        Gain
                                                ---------    --------       ---------     --------        ----------     -------
 Merrill Lynch Retirement
     Preservation Trust . . . . . . . . .         176        $558,887          59         $478,539         $478,539      $    -

 Merrill Lynch Capital Fund, Inc  . . . .          90         126,113          22           53,766           51,531        2,235
 Merrill Lynch Basic Value Fund, Inc. . .          90          84,827          20           90,125           78,993       11,132




__________________________________
(a) Prices for purchases and sales were equal to current market values on the dates of the transactions and were net of expenses incurred in connection with the transactions.
(b) Sales include in-kind distributions where applicable.
(c) Weighted average historical cost is used to determine the cost of assets sold.
(d) The Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 require disclosure of purchase and sale transactions in excess of 5% of plan assets. Fiscal 1994 purchases and sales transactions involving the Merrill Lynch CMA Money Fund exceeded this threshold. These transactions have been excluded from this schedule, however, because the Trustee, who has applied for a Department of Labor advisory opinion requesting an exemption from the reportable transaction requirements for the CMA Money Fund transactions, did not provide the Plan sponsor with this information.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation of our report dated June 17, 1994, on the financial statements of the MND Hospitality, Inc. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 2 (which relates to such Plan's Form 11-K for the year ended January 31, 1994) into the previously filed Form S-8 Registration Statement Number 33-2716.





                                   ARTHUR ANDERSEN & CO.

Houston, Texas
July 27, 1994